UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                AMENDED FORM 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECUTRITIES
                     PERSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                                 MEDIFAST, INC.
             ------------------------------------------------------
             (exact name of registrant as specified in its charter)

DELAWARE                                                               133714405
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(state of incorporation)                    (I.R.S. Employer Identification No.)

11445 CRONHILL DRIVE, OWINGS MILLS, MD                                     21117
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(address of principal executive offices)                              (zip code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class                               Name of each exchange on which
To be so registered                               each class is to be registered
--------------------------------------------------------------------------------

COMMON STOCK                                         THE AMERICAN STOCK EXCHANGE
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If this form related to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A. (c), check the following box. |X|

If this form related to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A. (d), check the following box. |_|

Securities Act registration statement file number to which this form relates:
__________N/A______________(if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

N/A


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                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 1. AMENDED DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

     The American Stock Exchange has approved Medifast, Inc., to trade 11,230,881 shares of Common Stock @ a par value of $.001 per share. As of September 30, 2002, Medifast, Inc. had 6,832,969 shares of Common Stock issued and outstanding.

ITEM 2. EXHIBITS.

     N/A

SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be singed on its behalf by the undersigned, thereto duly authorized.

   (Registrant) : /s/ BRADLEY T. MACDONALD

Date: December 17, 2002

By: Bradley T. MacDonald, Chairman of the Board, Chief Executive Officer